Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Executive Vice President and Chief Financial Officer	- or -	Vice President, Treasurer and Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS FIRST QUARTER RESULTS
Net Sales and EPS Exceed Forecast

GREENVILLE, SC -- November 7, 2016 -- ScanSource, Inc. (NASDAQ:SCSC), a leading global provider of technology products and solutions, today announced financial results for fiscal year 2017 first quarter ended September 30, 2016.

	Quarter ended September 30,
	2016	2015	Change
	(in millions, except per share data)
Net sales	$932.6	$870.8	7%
Operating income	22.9	24.4	(6)%
Non-GAAP operating income(1)	26.7	28.4	(6)%
GAAP net income	14.8	16.0	(7)%
Non-GAAP net income(1)	17.5	18.9	(8)%
GAAP diluted EPS	$0.58	$0.57	2%
Non-GAAP diluted EPS(1)	$0.68	$0.68	—%

(1) A reconciliation of non-GAAP financial information to GAAP financial information is presented in the Supplementary Information (Unaudited) below.

“We are pleased with our solid financial results for our first quarter,” said Mike Baur, CEO, ScanSource, Inc. "We achieved 7% net sales growth primarily from our businesses in North America. In addition, the acquisition of Intelisys, closed during the quarter, brings the benefits of a successful recurring revenue model and adds capabilities in the growing telecom and cloud services market.”

For the first quarter of fiscal year 2017, operating income of $22.9 million and non-GAAP operating income of $26.7 million decreased from the prior year quarter, primarily from a less favorable sales mix. On a GAAP basis, net income for the first quarter totaled $14.8 million, or $0.58 per diluted share, compared with net income of $16.0 million, or $0.57 per diluted share, for the prior year quarter. Non-GAAP net income for the first quarter totaled to $17.5 million, or $0.68 per diluted share.

Completion of the Acquisition of Intelisys
On August 29, 2016, ScanSource completed its acquisition of Intelisys Communications, Inc., the industry-leading technology services distributor of business telecommunications and cloud services. Founded in 1994 and based in Petaluma, California, Intelisys operates in the United States and has approximately 120 employees, more than 130 supplier partners, and over 2,300 sales partners. Under the agreement, the all-cash transaction included an initial purchase price of approximately $83.6 million, plus earn-out payments based on a multiple of EBITDA over the next four years, which could range from $100 million to $150 million.
Share Repurchase Update
In August 2016, ScanSource announced a new $120 million three-year authorization by its Board of Directors to repurchase shares of the Company’s common stock. Under this authorization through September 30, 2016, the Company has repurchased approximately 0.5 million shares for approximately $16.9 million.

Exhibit 99.1

Forecast for Next Quarter
For the second quarter of fiscal year 2017, ScanSource expects net sales to range from $930 million to $980 million, diluted earnings per share to range from $0.47 to $0.53 per share, and non-GAAP diluted earnings per share to range from $0.67 to $0.73 per share. Non-GAAP diluted earnings per share exclude amortization of intangibles, change in fair value of contingent consideration and acquisition costs.
Chief Financial Officer Resigns to Accept Another Opportunity

Mr. Charles A. Mathis, chief financial officer, advised the company of his intent to resign effective November 11, 2016. Mr. Mathis has accepted a financial executive position in the defense industry, which is the industry he has devoted most of his career. Mr. Mathis has served as the Company’s executive vice president and chief financial officer since December 2012.

“Charlie has been an important part of ScanSource’s growth and success for four years, and we greatly appreciate his contributions to the Company,” said Mike Baur, CEO, ScanSource, Inc. “We thank him for his years of service to the Company and wish him and his family all the best.”

“I have enjoyed building and growing a successful team during my four years,” said Charlie Mathis.  “ScanSource is an exciting growth company, and I have developed many great relationships.”

Effective November 11, 2016, Mr. Gerald Lyons will serve as the Company’s interim chief financial officer. Mr. Lyons had been serving as the Company’s senior vice president, corporate controller and principal accounting officer. Mr. Lyons joined the Company in April 2007.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, November 7, 2016 at 5:00 p.m. (ET).  A webcast of the call and accompanying presentation slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

Safe Harbor Statement

This press release, including the forecast for next quarter, contains “forward-looking” statements that involve risks and uncertainties. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded international operations that expose the Company to greater risks than its operations in domestic markets; risks in connection with the Company's growth which includes strategic acquisitions; risks in connection with compliance with laws and regulations governing the Company's international business; risks associated with the Company's reliance on key vendors; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligations; utilization and further implementation of the Company's new ERP system; macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn; expectations of market demand trends; the timing and amount of any share repurchases; the exercise of discretion by the Company to make any repurchase or continue the share repurchase authorization; and changes to the source of funds for any repurchases. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2016, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, which are summarized below. Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in fair value of contingent consideration, and other non-GAAP adjustments.
Net sales on a constant currency basis: The Company discloses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.

Exhibit 99.1

Non-GAAP operating income, non-GAAP net income and non-GAAP EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP results exclude amortization of intangible assets related to acquisitions, change in the fair value of contingent consideration, and other non-GAAP adjustments. Non-GAAP operating income, non-GAAP net income, and non-GAAP EPS measures are useful in assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, is not impacted by capitalization decisions and correlates with shareholder value creation. In addition, it is easily computed, communicated and understood. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods.
ROIC assists management in comparing the Company's performance over various reporting periods on a consistent basis because it removes from operating results the impact of items that do not reflect core operating performance. Adjusted earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") excludes the change in fair value of contingent consideration, in addition to other non-GAAP adjustments. Management believes the calculation of ROIC provides useful information to investors and is an additional relevant comparison of the Company's performance during the year. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.

These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the Supplementary Information (Unaudited) below.
About ScanSource, Inc.

ScanSource, Inc. (NASDAQ: SCSC) is a leading global provider of technology products and solutions, focusing on point-of-sale (POS), barcode, physical security, video, voice, data networking and technology services. ScanSource's teams provide value-added solutions and operate from two segments, Worldwide Barcode, Networking & Security and Worldwide Communications & Services. ScanSource is committed to helping its resellers and sales partners choose, configure and deliver the industry's best solutions across almost every vertical market in North America, Latin America and Europe. In August 2016, ScanSource entered the recurring revenue telecom and cloud services market through its acquisition of Intelisys, the industry's leading technology services distributor. Founded in 1992, the Company is headquartered in Greenville, South Carolina and was named one of the 2016 Best Places to Work in South Carolina. ScanSource ranks #685 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	September 30, 2016	June 30, 2016*
Assets
Current assets:
Cash and cash equivalents	$45,125	$61,400
Accounts receivable, less allowance of $39,767 at September 30, 2016 and $39,032 at June 30, 2016	637,804	559,557
Inventories	567,287	558,581
Prepaid expenses and other current assets	56,254	49,367
Total current assets	1,306,470	1,228,905
Property and equipment, net	57,080	52,388
Goodwill	201,197	92,715
Net identifiable intangible assets	110,614	51,127
Deferred income taxes	29,392	28,813
Other non-current assets	39,368	37,237
Total assets	$1,744,121	$1,491,185

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$533,001	$471,487
Accrued expenses and other current liabilities	105,818	98,975
Current portion of contingent consideration	32,837	11,594
Income taxes payable	10,850	3,056
Total current liabilities	682,506	585,112
Deferred income taxes	2,482	2,555
Long-term debt	5,429	5,429
Borrowings under revolving credit facility	160,712	71,427
Long-term portion of contingent consideration	77,998	13,058
Other long-term liabilities	41,833	39,108
Total liabilities	970,960	716,689
Shareholders' equity:
Common stock	52,036	67,249
Retained earnings	794,750	779,934
Accumulated other comprehensive income (loss)	(73,625)	(72,687)
Total shareholders' equity	773,161	774,496
Total liabilities and shareholders' equity	$1,744,121	$1,491,185

*	Derived from audited financial statements.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands, except per share data)

	Quarter ended September 30,
	2016	2015
Net sales	$932,566	$870,829
Cost of goods sold	841,032	783,277
Gross profit	91,534	87,552
Selling, general and administrative expenses	68,490	61,547
Change in fair value of contingent consideration	169	1,564
Operating income	22,875	24,441
Interest expense	589	281
Interest income	(1,015)	(942)
Other, net	577	680
Income before income taxes	22,724	24,422
Provision for income taxes	7,908	8,426
Net income	$14,816	$15,996
Per share data:
Net income per common share, basic	$0.58	$0.58
Weighted-average shares outstanding, basic	25,523	27,702

Net income per common share, diluted	$0.58	$0.57
Weighted-average shares outstanding, diluted	25,762	27,929

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended September 30,
	2016	2015	% Change
Worldwide Barcode, Networking & Security:
Net sales, as reported	$633,405	$573,669	10.4%
Foreign exchange impact (a)	(3,122)	—
Net sales, constant currency	630,283	573,669	9.9%
Less: Acquisitions	(99,332)	(34,628)
Net sales, constant currency excluding acquisitions	$530,951	$539,041	(1.5)%

Worldwide Communications & Services:
Net sales, as reported	$299,161	$297,160	0.7%
Foreign exchange impact (a)	(906)	—
Net sales, constant currency	298,255	297,160	0.4%
Less: Acquisitions	(2,863)	—
Net sales, constant currency excluding acquisitions	$295,392	$297,160	(0.6)%

Consolidated:
Net sales, as reported	$932,566	$870,829	7.1%
Foreign exchange impact (a)	(4,028)	—
Net sales, constant currency	928,538	870,829	6.6%
Less: Acquisitions	(102,195)	(34,628)
Net sales, constant currency excluding acquisitions	$826,343	$836,201	(1.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2015.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Geography:
	Quarter ended September 30,
	2016	2015	% Change
United States:
Net sales, as reported	$709,810	$641,931	10.6%
Less: Acquisitions	(102,195)	(34,628)
Net sales, excluding acquisitions	607,615	607,303	0.1%

International:
Net sales, as reported	222,756	228,898	(2.7)%
Foreign exchange impact (a)	(4,028)	—
Net sales, constant currency	218,728	228,898	(4.4)%
Less: Acquisitions	—	—
Net sales, constant currency excluding acquisitions	218,728	228,898	(4.4)%

Consolidated:
Net sales, as reported	932,566	870,829	7.1%
Foreign exchange impact (a)	(4,028)	—
Net sales, constant currency	928,538	870,829	6.6%
Less: Acquisitions	(102,195)	(34,628)
Net sales, constant currency excluding acquisitions	826,343	836,201	(1.2)%

(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended September 30, 2016 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended September 30, 2015.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended September 30, 2016
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$22,875	$22,724	$14,816	$0.58
Adjustments:
Amortization of intangible assets	3,154	3,154	2,108	0.08
Change in fair value of contingent consideration	169	169	46	—
Acquisition costs (a)	498	498	498	0.02
Non-GAAP measure	$26,696	$26,545	$17,468	$0.68

	Quarter ended September 30, 2015
	Operating income	Pre-tax income	Net income	Diluted EPS
GAAP measure	$24,441	$24,422	$15,996	$0.57
Adjustments:
Amortization of intangible assets	2,185	2,185	1,597	0.06
Change in fair value of contingent consideration	1,564	1,564	1,080	0.04
Acquisition costs (a)	220	220	220	0.01
Non-GAAP measure	$28,410	$28,391	$18,893	$0.68

(a) Acquisition costs are non-deductible for tax purposes.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Quarter ended September 30,
	2016	2015
Return on invested capital (ROIC), annualized (a)	13.1%	14.6%

Reconciliation of Net Income to Adjusted EBITDA
Net income - GAAP	$14,816	$15,996
Plus: Income taxes	7,908	8,426
Plus: Interest expense	589	281
Plus: Depreciation and amortization	5,224	3,938
EBITDA	28,537	28,641
Adjustments:
Change in fair value of contingent consideration	169	1,564
Acquisition costs	498	220
Adjusted EBITDA (numerator for ROIC) (non-GAAP)	$29,204	$30,425

Invested Capital Calculation
Equity - beginning of quarter	$774,496	$808,985
Equity - end of quarter	773,161	764,693
Adjustments:
Change in fair value of contingent consideration, net of tax	46	1,080
Acquisition costs, net of tax	498	220
Average equity	774,101	787,489
Average funded debt (b)	107,718	39,124
Invested capital (denominator for ROIC) (non-GAAP)	$881,819	$826,613

(a) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), plus change in fair value of contingent consideration and other adjustments, annualized and divided by invested capital for the period. Invested capital is defined as average equity plus average daily funded interest-bearing debt for the period.

(b) Average funded debt is calculated as the average daily amounts outstanding on short-term and long-term interest-bearing debt.

ScanSource Reports First Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Non-GAAP Financial Information:
	Forecast for quarter ended December 31, 2016
	Range Low	Range High
GAAP diluted EPS	$0.47	$0.53
Adjustments:
Amortization of intangible assets	0.11	0.11
Change in fair value of contingent consideration	0.09	0.09
Non-GAAP diluted EPS	$0.67	$0.73